Exhibit 99.1

News Release

For Immediate Release on 09/14/07

Company contacts:

T. Paul Bulmahn, Chairman and President

Albert L. Reese Jr., Chief Financial Officer

713-622-3311

ATP Oil & Gas Expands Loan Commitment

HOUSTON – September 14, 2007 – (Business Wire) – ATP Oil & Gas Corporation (NASDAQ: ATPG) today announced that due to strong demand it has upsized its previously announced $160 million unsecured subordinated term loan facility to $210 million. The proceeds will be used to fund near-term development and acquisition opportunities and other general corporate purposes.

Credit Suisse acted as sole lead arranger for the financing.

About ATP Oil & Gas Corporation

ATP Oil & Gas is an international offshore oil and gas development and production company with operations in the Gulf of Mexico and the North Sea. The company trades publicly as ATPG on the NASDAQ Global Select Market.

Forward-looking Statements

Certain statements included in this news release are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. ATP cautions that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Some of the key factors which could cause actual results to vary from those ATP expects include changes in natural gas and oil prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as our ability to access them, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business. More information about the risks and uncertainties relating to ATP’s forward-looking statements are found in our SEC filings.

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